Exhibit 4.1

THE PNC FINANCIAL SERVICES GROUP, INC.
TO
THE BANK OF NEW YORK
Trustee

FORM OF INDENTURE
Dated as of                     , 20

Providing for the issuance of Junior Subordinated Deferrable Interest Debentures

i

INDEX OF TERMS

Page
Act	2, 14
Additional Interest	2, 33
Affiliate	2
Applicable Spread	2
Authenticating Agent	2
Authorized Newspaper	2
Board of Directors	2
Board Resolution	2
Book Entry Interest	2
Business Day	3
Commission	3
Common Securities	3
Company	3, 18
Company Order	3
Company Request	3
Compounded Interest	3, 71
Corporate Trust Office	3
Coupon Rate	3, 32
Covenant Defeasance	3, 37
Current Stock Market Price	3
Declaration	4
Defaulted Interest	4, 31
Defeasance	4, 37
Deferred Interest	4, 71
Delaware Trustee	4
Depositary	4
Direct Action	4, 83
Distributions	4
Event of Default and Acceleration	4
Exchange Act	4
Extended Interest Payment Period	4, 22, 71
Federal Reserve	4
Fifth Deferral Anniversary	4
Floating or Adjustable Rate Provision	4
Floating or Adjustable Rate Security	5
generally accepted accounting principles	1
Global Security	5
Holder	5
Indenture	5, 20
Institutional Trustee	5
Interest Payment Date	5, 18, 33

v

Page
Investment Company Event	5
Market Disruption Event	5
Maturity	5
Ministerial Action	7, 71
New Equity Amount	6
Non Book-Entry Preferred Securities	7, 34
Officers’ Certificate	7
Opinion of Counsel	7
Optional Redemption	20
Optional Redemption Price	21
Outstanding	7
Paying Agent	8
Person	8
Place of Payment	8
PNC Standard Trust	8
PNC Trust	8
Predecessor Security	8
Preferred Securities	8
Preferred Security Certificate	8
Qualified Warrants	9
Quarterly Interest Accrual Period	9
Rating Agency Event	9
Redemption Date	9
Redemption Option Date	9
Redemption Price	9
Regular Record Date	9
Regular Trustees	9
Regulatory Capital Event	9
Responsible Officer	9
Securities	1, 9, 20
Security Beneficial Owner	9
Security Register	10, 29
Security Registrar	10, 29
Senior Indebtedness	10
Share Cap Amount	11
Special Event	11
Special Record Date	11
Sponsor	11
Stated Maturity	11
Supervisory Event	11
Tax Event	11
Tenth Deferral Anniversary	11
Treasury Dealer	12
Treasury Price	12
Treasury Rate	12

Page
Treasury Security	12
Trust Indenture Act	12
Trust Securities	12
Trustee	12, 20
U.S. Government Obligations	13, 38
Underwriting Agreement	12
Vice President	13

The PNC Financial Services Group, Inc.
Reconciliation and tie between Trust Indenture Act of 1939 and
Indenture, dated as of                     , 20

Trust Indenture
Act Section	Indenture Section
§ 310 (a)(1)	6.9
(a)(2)	6.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.8 6.10
§ 311 (a)	6.13(a)
(b)	6.13(b)
(b)(2)	7.3(a)(2)
7.3(b)
§ 312 (a)	7.1 7.2(a)
(b)	7.2(b)
(c)	7.2(c)
§ 313 (a)	7.3(a)
(b)	7.3(b)
(c)	7.3(a). 7.3(b)
(d)	7.3(c)
§ 314 (a)	7.4
(b)	Not Applicable
(c)(1)	1.2
(c)(2)	1.2
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.2
§ 315 (a)	6.1(a)
(b)	6.2
7.3(a)(6)
(c)	6.1(b)
(d)	6.1(c)
(d)(1)	6.1(a)(1)
(d)(2)	6.1(c)(2)
(d)(3)	6.1(c)(3)
(e)	5.14
§ 316 (a)	1.1
(a)(1)(A)	5.2
5.12
(a)(1)(B)	5.13

Trust Indenture
Act Section	Indenture Section
(a)(2)	Not Applicable
(b)	5.8
§ 317 (a)(1)	5.3
(a)(2)	5.4
(b)	10.3
§ 318 (a)	1.7

NOTE:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

     INDENTURE, dated as of                     , 20 , between THE PNC FINANCIAL SERVICES GROUP, INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania, having its principal office at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania, 15222-2707, and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee.
Recitals of the Company
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured junior subordinated deferrable interest debentures, notes or other evidences of indebtedness authenticated and delivered under this Indenture (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.
     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:
ARTICLE I
Definitions And Other Provisions
of General Application
Section 1.1. Definitions.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

     (4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     “Act” when used with respect to any Holder, has the meaning specified in Section 1.4(a).
     “Additional Interest” has the meaning specified in Section 3.11(c).
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Alternative Payment Mechanism” has the meaning specified in Section 13.5(a).
     “APM Maximum Obligation” has the meaning specified in Section 13.5(f).
     “Applicable Spread,” for purposes of calculating the redemption price upon the occurrence of a Rating Agency Event, means      %.
     “Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.
     “Authorized Newspaper” means a newspaper of general circulation in the relevant area, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays. Whenever successive weekly publications in an Authorized Newspaper are required hereunder they may be made (unless expressly provided herein) on the same or different days of the week and in the same or in different Authorized Newspapers.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Book Entry Interest” means a beneficial interest in a Global Security, ownership of which shall be maintained and transfers of which shall be made through book entries by the Depositary.

     “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York, New York, the City of Pittsburgh, Pennsylvania or the Commonwealth of Pennsylvania are authorized or obligated by any applicable law, regulation or executive order to close.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Securities” means undivided beneficial interests in the assets of a PNC Trust which rank, except upon the occurrence and continuation of an Event of Default and Acceleration, pari passu with Preferred Securities issued by such PNC Trust.
     “Company” means The PNC Financial Services Group, Inc. until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman or any Vice Chairman of the Board of Directors, President or a Vice President, and by its Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary or an Assistant Secretary, and delivered to the Trustee.
     “Compounded Interest” has the meaning specified in Section 13.1.
     “Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which at the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286.
     “Coupon Rate” has the meaning specified in Section 3.11(a).
     “Covenant Defeasance” has the meaning specified in Section 4.3.
     “Current Stock Market Price” on any date shall be the closing sale price per share of common stock of the Company (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the Company’s common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Company’s common stock is listed. If the Company’s common stock is not either listed on any U.S. securities exchange on the relevant date, the Current Stock Market Price shall be the last quoted bid price for its common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Company’s common stock is not so quoted, the Current Stock Market Price shall be the average of the mid-point of the last bid and ask prices for its common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
     “Declaration” means, with respect to a PNC Trust, the amended and restated declaration of trust or any other governing instrument of such PNC Trust.
     “Default” has the meaning specified in Section 5.7.
     “Defaulted Interest” has the meaning specified in Section 3.8.
     “Defeasance” has the meaning specified in Section 4.2.
     “Deferred Interest” has the meaning specified in Section 13.1.
     “Delaware Trustee” has the meaning specified in the Declaration of the applicable PNC Trust.
     “Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 3.1.
     “Direct Action” has the meaning specified in Section 15.1.
     “Distributions” on Trust Securities of a PNC Trust has the meaning set forth in the Declaration of such PNC Trust.
     “Event of Default and Acceleration ” has the meaning specified in Section 5.1.
     “Exchange Act” means the Securities Exchange Act of 1934 as amended from time to time, and any successor legislation.
     “Extended Interest Payment Period” has the meaning specified in Section 13.1.
     “Federal Reserve” means either or both of the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of Cleveland, or its successor as the Company’s primary federal banking regulator.
     “Fifth Deferral Anniversary ” means the date which is five (5) years after the date of commencement of an Extended Interest Payment Period, if on such date such Extended Interest Payment Period has not ended.
     “Floating or Adjustable Rate Provision” means a formula or provision, specified in a Board Resolution or an indenture supplemental hereto, providing for the determination, whether pursuant to objective factors or pursuant to the sole discretion of any Person (including the Company), and periodic adjustment of the interest rate per annum borne by a Floating or Adjustable Rate Security.

     “Floating or Adjustable Rate Security” means any Security which provides for interest to be payable thereon at a rate per annum that may vary from time to time over the term thereof in accordance with a Floating or Adjustable Rate Provision.
     “Global Security” means a Security that evidences all or part of the Securities of any series and is authenticated and delivered to, and registered in the name of, the Depositary for such Securities or a nominee thereof.
     “Holder” means a Person in whose name a Security is registered in the Security Register.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.1.
     “Institutional Trustee” has the meaning set forth in the Declaration of the applicable PNC Trust.
     “Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
     “Investment Company Event,” with respect to a PNC Trust, has the meaning set forth in the Declaration of such PNC Trust.
     “Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
     “Market Disruption Event,” means the occurrence or existence of any of the following events or circumstances:
          (i) the Company would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange but excluding the Federal Reserve) or governmental authority to issue or sell shares of its common stock and such consent or approval has not yet been obtained even though the Company has used commercially reasonable efforts to obtain the required consent or approval;
          (ii) trading in securities generally on the principal exchange on which the Company’s securities are listed and traded (as of the date hereof, the New York Stock Exchange) shall have been suspended or materially disrupted or minimum prices shall have been established on any such exchange or market by the Commission, by the relevant exchange or any other regulatory body or by governmental authority having jurisdiction materially disrupting or otherwise having a material adverse effect on trading in, or the issuance and sale of, the Company’s Securities;
          (iii) an event occurs and is continuing as a result of which the offering document for such offer and sale of securities would, in the judgment of the Company, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (1) the disclosure of that event at such time, in the judgment of the Company, would have a material adverse effect on the Company’s business or (2) the disclosure relates to a previously undisclosed proposed or pending material development or business transaction, and the Company has a bona fide business reason for keeping the same confidential or the disclosure of which would impede the Company’s ability to consummate such transaction, provided that no single suspension period contemplated by this paragraph (iii) may exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (iii) may not exceed an aggregate of 180 days in any 360-day period;
          (iv) the Company reasonably believes that the offering document for such offer and sale of securities would not be in compliance with a rule or regulation of the Commission (for reasons other than those referred to in paragraph (iii) above) and the Company is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension contemplated by this paragraph (iv) may exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (iv) may not exceed an aggregate of 180 days in any 360-day period;
          (v) there is a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States, which materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of the Company’s Securities;
          (vi) a material disruption shall have occurred in commercial banking or securities settlement or clearing services in the United States such that market trading in PNC’s common stock has been materially disrupted; or
          (vii) a banking moratorium shall have been declared by federal or state authorities of the United States.
     “Ministerial Action” has the meaning specified in Section 11.8.
     “New Equity Amount” means, at any date, (i) the net cash proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuances), plus (ii) the fair market value of property, other than cash, received by the Company during the 180-day period immediately prior to such date, from the issuance or sale of shares of (A) the Company’s common stock, including treasury shares and shares of common stock sold pursuant to the Company’s dividend reinvestment plan and employee benefit plans and (B) the Company’s Qualified Warrants.

     “Non Book-Entry Preferred Securities” has the meaning specified in Section 3.13(a)(ii).
     “Officers’ Certificate” means a certificate signed by the Chairman or any Vice Chairman of the Board of Directors, President or a Vice President, and by its Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. The officer signing an Officers’ Certificate pursuant to Section 10.4 shall be the principal executive, financial or accounting officer of the Company, as the case may be.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company and who shall be acceptable to the Trustee.
     “Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
          (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
          (iii) Securities which have been paid pursuant to Section 3.7 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company;
provided that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding; provided, however, that, in determining whether the Trustee shall be protected in relying, upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows through written evidence received by it to be so owned shall be so disregarded and provided, further, that Securities held by the

Institutional Trustee for the benefit of the holders of the Trust Securities shall not be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
     “Paying Agent” means any Person authorized by the Company to pay the principal of (or premium, if any) or interest on any Securities on behalf of the Company.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.
     “Place of Payment,” when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as contemplated by Section 3.1.
     “PNC Standard Trust” means each of PNC Institutional Capital Trust B, PNC Capital Trust C, PNC Capital Trust D, or any other similar trust created for the purpose of issuing preferred securities (other than enhanced trust preferred securities) in connection with the issuance of junior subordinated debt securities under the junior subordinated debt indentures dated as of May 19, 1997 and June 9, 1998, between PNC and Deutsche Bank Trust Company Americas, successor to Bankers Trust Company, as trustee, as the same has been or may be amended, modified, or supplemented from time to time.
     “PNC Trust” means each of PNC Capital Trust E, PNC Capital Trust F, PNC Capital Trust G, PNC Capital Trust H or any other similar trust created for the purpose of issuing preferred securities in connection with the issuance of Securities under this Indenture.
     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
     “Preferred Securities” means undivided beneficial interests in the assets of a PNC Trust which rank, except upon the occurrence and continuation of an Event of Default and Acceleration, pari passu with Common Securities issued by such PNC Trust.
     “Preferred Security Certificate” has the same meaning as the meaning of the term “Definitive Capital Security Certificate” specified in the Declaration of the applicable PNC Trust.

     “Qualified Warrants” means warrants for the Company’s common stock that (1) have an exercise price greater than the Current Stock Market Price of the Company’s common stock on the date of issuance of the warrants, and (2) the Company is not entitled to redeem for cash and the holders are not entitled to require the Company to repurchase for cash in any circumstances.
     “Quarterly Interest Accrual Period” means each period commencing on an Interest Payment Date and continuing to but not including the next succeeding Interest Payment Date.
     “Rating Agency Event,” with respect to a PNC Trust, has the meaning set forth in the Declaration of such PNC Trust.
     “Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Option Date” means, with respect to a series of Securities, the date specified as contemplated by Section 3.1 on or after which, from time to time, the Company, at its option, may redeem such series of Securities in whole or in part.
     “Redemption Price,” when used with respect to any Security to be redeemed, means such percentage of the principal amount of such Security (or such other amount) that is specified pursuant to Section 3.1 plus any accrued and unpaid interest thereon to the date of redemption.
     “Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified as such pursuant to Section 3.1.
     “Regular Trustees” has the meaning set forth in the Declaration of the applicable PNC Trust.
     “Regulatory Capital Event,” with respect to a PNC Trust, has the meaning set forth in the Declaration of such PNC Trust.
     “Responsible Officer” means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.
     “Securities” has the meaning stated in the first recital of this Indenture.
     “Security Beneficial Owner” means, with respect to a Book Entry Interest, a person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Depositary, or on the books of a Person maintaining an account with such Depositary (directly as a Depositary participant or as an indirect participant, in each case in accordance with the rules of the Depositary).

     “Security Register” and “Security Registrar” have the respective meanings specified in Section 3.6.
     “Senior Indebtedness” means with respect to the Company: (1) the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued, assumed or guaranteed by the Company including without limitation (i) all guarantees by the Company of indebtedness (whether now or hereafter outstanding) of PNC Funding Corp issued under the indenture, dated as of December 1, 1991, among PNC Funding Corp, as issuer, the Company, as Guarantor, and The Bank of New York, successor to Manufacturers Hanover Trust Company, as trustee, as the same has been or may be amended, modified, or supplemented from time to time, (ii) all guarantees by the Company of indebtedness (whether now or hereafter outstanding) issued under the indenture, dated as of June 30, 2005, among PNC Funding Corp, as issuer, the Company, as Guarantor, and The Bank of New York, successor to JPMorgan Chase Bank, N.A., as trustee, as the same has been or may be amended, modified, or supplemented from time to time, (iii) all guarantees by the Company of indebtedness (whether now or hereafter outstanding) issued under the indenture, dated as of December 20, 2006, among PNC Funding Corp, as issuer, the Company, as Guarantor, and The Bank of New York, as trustee, as the same has been or may be amended, modified, or supplemented from time to time, (iv) all indebtedness (whether now or hereafter outstanding) issued to a PNC Standard Trust under the junior subordinated indenture, dated as of May 19, 1997 and June 9, 1998 between the Company and Deutsche Bank Trust Company Americas, successor to Bankers Trust Company, as trustee, as the same has been or may be amended, modified or supplemented from time to time (the indentures referred to in (iv) above are referred to as the “prior junior subordinated debt indentures”), and (v) any guarantee entered into by the Company in respect of any preferred securities, capital securities or preference stock of a PNC Standard Trust to which the Company issued any indebtedness under the prior junior subordinated debt indentures; (2) all capital lease obligations of the Company; (3) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any conditional sale or title retention agreement (but excluding trade accounts payable in the ordinary course of business); (4) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, bankers acceptance, security purchase facilities or similar credit transactions; (5) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1) through (5) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (7) all obligations of the type referred to in clauses (1) through (6) above of other Persons secured by any lien on any property or asset of the Company, whether or not such obligation is assumed by the Company, except that Senior Indebtedness will not include obligations in respect of (A) any other indebtedness issued under this Indenture, (B) any guarantee entered into by the Company in respect of any capital securities issued by a PNC Standard Trust; (C) any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with, the Securities and the issuance of which does not at the time of issuance prevent the Securities from qualifying for tier 1 capital treatment (irrespective of any limits on the amount of the Company’s tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations, or the concurrence or approval of the Federal Reserve; and (D) trade accounts payable and other accrued liabilities arising in the ordinary course of business.
     “Share Cap Amount” has the meaning specified in Section 13.5(c).
     “Special Event,” with respect to a PNC Trust, has the meaning specified in the Declaration of such PNC Trust.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.8.
     “Sponsor” with respect to a PNC Trust, has the meaning specified in the Declaration of such PNC Trust.
     “Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
     A “Supervisory Event,” shall commence upon the date on which the Company has given notice to the Federal Reserve pursuant to Section 13.9 of its intention both (1) to sell shares of its common stock and (2) to apply the net proceeds from such sale to pay Deferred Interest. A Supervisory Event shall cease upon the Business Day following the earlier to occur of (A) the tenth Business Day after the Company gives notice to the Federal Reserve as described above (or such longer period as may be required by Federal Reserve order or by other supervisory action) so long as the Federal Reserve does not disapprove of either action mentioned in such notice, (B) the Tenth Deferral Anniversary or (C) the day on which the Federal Reserve notifies the Company in writing that it no longer disapproves of the Company’s intention to both (1) sell common stock and (2) apply the net proceeds from such sale to pay Deferred Interest; provided, however, that after the termination of a Supervisory Event, if the Federal Reserve shall at any time disapprove of the Company (1) selling common stock and (2) applying the net proceeds from such sale to pay Deferred Interest, a Supervisory Event shall recommence.
     “Tax Event,” with respect to a PNC Trust has the meaning set forth in the Declaration of the applicable PNC Trust.
     “Tenth Deferral Anniversary ” means the date which is ten (10) years after the date of commencement of an Extended Interest Payment Period, if on such date such Extended Interest Payment Period has not ended.

     “Treasury Dealer” means      (or its successor), or, if      (or its successor) refuses to act as Treasury Dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.
     “Treasury Price” means the bid-side price for the Treasury Security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the Treasury Dealer determines that the price information is not reasonably reflective of the actual bid-side price of the Treasury Security prevailing at 3:30 p.m. New York City time, on that trading day, then the Treasury Price will instead mean the bid-side price for the Treasury Security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the Treasury Dealer through such alternative means as are commercially reasonable under the circumstances.
     “Treasury Rate” means the semi-annual equivalent yield to maturity of the Treasury Security that corresponds to the Treasury Price (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date).
     “Treasury Security” means the U.S. Treasury security that the Treasury Dealer determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the junior subordinated debt securities being redeemed in a tender offer based on a spread to U.S. Treasury yields.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as in force at the date as of which this instrument was executed, except as provided in Section 9.5; provided that in the event the Trust Indenture Act is amended after such date, Trust Indenture Act means, to the extent required by any such amendment, the Trust Indenture Act as so amended.
     “Trust Securities” means Common Securities and Preferred Securities of any PNC Trust.
     “Trustee” means The Bank of New York, solely in its capacity as trustee and not in its individual capacity, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
     “Underwriting Agreement” has the meaning set forth in the Declaration of the applicable PNC Trust.

     “U.S. Government Obligations” has the meaning specified in Section 4.4(a).
     “Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
Section 1.2. Compliance Certificates and Opinions.
     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include,
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
Section 1.3. Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel,

unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Section 1.4. Acts of Holders; Record Dates.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders shall be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (c) The ownership of Securities shall be proved by the Security Register.
     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of any action taken, omitted or suffered to be taken by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.5. Notices, Etc., to Trustee and Company.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration; provided, however, that such instrument will be considered properly given if submitted in an electronic format, i.e., by facsimile, e-mail (but only if the Trustee has received a hard copy) or otherwise; or
     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company; provided, however, that such instrument will be considered properly given if submitted in an electronic format, i.e., by facsimile, e-mail or otherwise, to a fax number, e-mail address or other electronic address previously furnished by the Company to the Trustee for the purposes of notices hereunder.
Section 1.6. Notice to Holders; Waiver.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken-in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Section 1.7. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.
Section 1.8. Effect of Headings and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 1.9. Successors and Assigns. All covenants and agreements in this Indenture shall bind the successors and assigns, receivers, trustees and representatives of the Company, whether so expressed or not, and shall inure to the benefit of the Holders of the Securities then Outstanding.
Section 1.10. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 1.11. Governing Law. This Indenture and the Securities shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, and all rights and remedies shall be governed by such laws without regard for the principles of its conflicts of laws.
Section 1.12. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.
Section 1.13. Tax Characterization. The Company, the Trustee and each Holder of a Security (by acceptance thereof) agrees to treat the Securities as debt instruments for United States federal, state and local income and franchise tax purposes and agrees not to take any contrary position before any taxing authority or on any tax return unless otherwise required by law.
Section 1.14. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE II
Security Forms
Section 2.1. Forms Generally.
     The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities (but in no event will such legends or endorsements affect the rights, duties or immunities of the Trustee). If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities.
     The Trustee’s certificates of authentication shall be in substantially the form set forth in this Article.
     The definitive Securities may be produced in any manner as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
Section 2.2. Form of Face of Security.
     [IF THE SECURITY IS TO BE A GLOBAL SECURITY, INSERT — This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.
     Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE

OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]
No.
THE PNC FINANCIAL SERVICES GROUP, INC.
[INSERT TITLE OF SERIES OF SECURITY]
     THE PNC FINANCIAL SERVICES GROUP, INC., a Pennsylvania corporation (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                      or registered assigns, the principal sum of                      Dollars ($                    ) on                                         ,                     , and to pay interest on said principal sum from                                         ,                    , or from the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, [quarterly] [(subject to deferral as set forth herein)] in arrears on [                    ,                     ,                      and                     ] of each year commencing                     ,                     , at [If the Security is to bear interest at a fixed rate, insert -a rate of                     % per annum,] [If the Security is a Floating or Adjustable Rate Security, insert a rate of                     % per annum plus [insert Floating or Adjustable Rate] [computed-determined] in accordance with the [insert defined name of Floating or Adjustable Rate Provision] set forth below] until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded [quarterly]. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date, [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE SECURITIES ARE NO LONGER REPRESENTED BY A GLOBAL SECURITY — which shall be the close of business on the ___ Business Day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments on this Global Security will be made to The Depository Trust Company, or to a successor Depositary. [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE SECURITIES ARE NO LONGER REPRESENTED BY A GLOBAL SECURITY —The principal of (and premium, if any) and the interest on this Security shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Security is the Institutional Trustee of a PNC Trust, the payment of the principal of (and premium, if any) and interest on this Security will be made at such place and to such account as may be designated by such Institutional Trustee.]
     The Securities are not deposits or savings accounts. The Securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
     [At this point in the Security Form of any series of Floating or Adjustable Rate Securities, the text of the Floating or Adjustable Rate Provision relating thereto should be inserted.]
     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by, such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness of the Company, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.
     This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.
     The provisions of this Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.
Dated:

THE PNC FINANCIAL SERVICES GROUP, INC.

By:

Name:
Title:

By:

Name:
Title:
Section 2.3. Form of Reverse of Security.
     This Security is one of a duly authorized series of securities of the Company (herein sometimes referred to as the “Securities”), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of      , 2007 (the “Indenture”), duly executed and delivered between the Company and The Bank of New York, as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is initially limited in aggregate principal amount to $                      (, plus up to an additional $                      aggregate principal amount which may be issued upon exercise of the over-allotment option contemplated by the Underwriting Agreement), subject to reopening.
     The Company shall have the right to redeem this Security at the option of the Company, in whole or in part, at any time on or after                      , 20                      (an “Optional Redemption”), or any time in certain circumstances upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event (as defined in the Company’s Prospectus dated                      , 20                    ) (together with a Rating Agency Event, each a “Special Event”) at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to the date of such redemption (the “Optional

Redemption Price”). The Company shall have the right to redeem this Security at the option of the Company, in whole or in part, at any time in certain circumstances upon the occurrence of a Rating Agency Event (as defined in the Company’s Prospectus dated                      , 20                    ) at a redemption price equal to the greater of (a) $25 per junior subordinated debt security and (b) the sum of the present values of $25 per junior subordinated debt security and all scheduled payments of interest from the redemption date to and including      , 20 , discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus the Applicable Spread, in each case plus accrued and unpaid interest, including any additional interest (as described in the Company’s Prospectus dated      , 20 ), to the redemption date. The Trustee shall have no duty or obligation to calculate or confirm the Applicable Spread, nor shall it be deemed to have any knowledge thereof or of any Special Event unless and until it shall have received written notice thereof from the Company. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice, and with respect to a redemption upon a Special Event, within 90 days following the occurrence of such Special Event, at the Optional Redemption Price or, with respect to a Rating Agency Event, the applicable redemption price described above. If the Securities are only partially redeemed by the Company pursuant to an Optional Redemption, the Securities will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Securities are registered as a Global Security, the Depositary (as defined herein) shall determine the principal amount of such Securities held by each Security Beneficial Owner to be redeemed in accordance with its procedures.
     Any redemption of the Securities of this series, in whole or in part, prior to the stated maturity date is subject to the prior concurrence or approval of the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of Cleveland, or a successor to either of them, as the Company’s primary federal banking regulator (the “Federal Reserve”), or the staff thereof, (i) if such approval is then required in order for securities such as the Securities to qualify as tier 1 capital of a bank holding company under applicable capital adequacy guidelines, regulations, policies, or published interpretations of the Federal Reserve, or (ii) if the Federal Reserve or its staff has informed the Company that it must obtain such approval before redeeming the Securities.
     In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     In case an Event of Default and Acceleration shall have occurred and be continuing, the principal of all of the Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time Outstanding to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and of any Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the time and place and at the rate and in the money herein prescribed.
     The Company shall have the right at any time during the term of the Securities and from time to time to extend the interest payment period of such Securities for up to 40 consecutive quarters (an “Extended Interest Payment Period”), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Securities to the extent that payment of such interest is enforceable under applicable law); provided, that no such Extended Interest Payment Period shall extend beyond the maturity of the Securities; and provided further that during any such Extended Interest Payment Period (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) repurchases of shares of common stock of the Company pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the Extended Interest Payment Period, including under a contractually binding stock repurchase plan, (iii) as a result of an exchange or conversion of any class or series of the Company’s capital stock for any other class or series of the

Company’s capital stock, (iv) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) or (v) the purchase of capital stock of the Company in connection with the distribution thereof), and (b) except for any partial payments of Deferred Interest in accordance with the Alternative Payment Mechanism, the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities or guarantees issued by the Company which rank pari passu with or junior to the Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such previous and further extensions thereof shall not exceed 40 consecutive quarters. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period. The Company may pay current interest at any time with cash from any source.
     Commencing on the earlier of (i) the Fifth Deferral Anniversary and (ii) the date of any payment of current interest on the Securities during an Extended Interest Payment Period, if any Deferred Interest is outstanding, the Company shall be subject to the Alternative Payment Mechanism, pursuant to which it will continuously use its commercially reasonable efforts to effect sales of shares of its common stock, including treasury shares, in an amount that will generate sufficient net proceeds to enable the Company to pay in full all Deferred Interest on the Securities then outstanding (subject to the APM Maximum Obligation, if applicable, and the Share Cap Amount); provided that the Company shall not be obligated to make offers for or effect sales of its common stock during the occurrence and continuation of a Market Disruption Event or a Supervisory Event. The Company’s obligation to use commercially reasonable efforts to sell shares of its common stock to pay all Deferred Interest on the Securities shall resume at such time as no Market Disruption Event or Supervisory Event exists or is continuing. The Company may pay Deferred Interest with cash from any source (i) upon and following the Tenth Deferral Anniversary, (ii) upon the Maturity of the Securities, (iii) during the occurrence and continuation of a Supervisory Event, (iv) if the Company has previously sold shares of its common stock up to the Share Cap Amount and the Company has not increased the Share Cap Amount or (v) if an Event of Default and Acceleration shall have occurred and be continuing.
     The Holder of this Security, by such holder’s acceptance thereof, agrees that upon any payment or distribution of assets to creditors of the Company upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the Company, such Holder shall not have a claim for Deferred Interest, to the extent that the aggregate amount thereof (including Compounded Interest, and Additional Interest thereon) exceeds 25% of the original principal amount of such Security.
     As provided in the Indenture and subject to certain limitations therein set forth, this Security is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other charge payable in relation thereto.
     Prior to due presentment for registration of transfer of this Security, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.
     No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.
     [The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] [This Global Security is exchangeable for Securities in definitive form only under certain limited circumstances set forth in the Indenture. Securities of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth. Securities of this series [so issued] are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.
     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Section 2.4. Form of Trustee’s Certificate of Authentication.
CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series of Securities described in the within-mentioned Indenture.
THE BANK OF NEW YORK,
     as Trustee

By:

Authorized Officer
ARTICLE III
The Securities
Section 3.1. Amount Unlimited; Issuable in Series.
     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
     The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:
     (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all Securities of any other series);
     (2) the date or dates on which the principal of the Securities of the series is payable;
     (3) the rate or rates at which the Securities of the series shall bear interest or the Floating or Adjustable Rate Provision pursuant to which such rates shall be determined, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date (if such Interest Payment Dates or Regular Record Dates differ from those provided herein);
     (4) the Place of Payment;
     (5) in addition to the redemption rights provided herein, the period or periods within which (including the Redemption Option Date for the series) and the price or prices at which any Securities of the series may be redeemed, in whole or in part, at the option of the Company;
     (6) if other than denominations of $25 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;
     (7) any other defaults applicable with respect to the Securities of the series in addition to those provided in Section 5.7(a) through (f);
     (8) any other covenant or warranty included for the benefit of Securities of the series in addition to (and not inconsistent with) those included in this Indenture for the benefit of Securities of all series, or any other covenant or warranty included for the benefit of Securities of the series in lieu of any covenant or warranty included in this Indenture for the benefit of Securities of all series, or any provision that any covenant or warranty included in this Indenture for the benefit of Securities of all series shall not be for the benefit of Securities of the series, or any combination of such covenants, warranties or provisions;
     (9) the subordination terms of the Securities of the series;
     (10) the provisions of this Indenture, if any, that shall not apply to the series;
     (11) the method of computation of interest, if interest on the Securities shall be computed other than on the basis of a 360 days year comprising 12 30-day months;
     (12) the Share Cap Amount and APM Maximum Obligation for such series; and
     (13) any other terms of the series (which additional terms shall not be inconsistent with the provisions of this Indenture).
     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto.
     If any of the terms of the Securities of a series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the Securities of such series.

Section 3.2. Denominations.
     The Securities of each series shall be issuable in registered form without coupons and in such denominations as shall be specified as contemplated by Section 3.1. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $25 and any integral multiple thereof.
Section 3.3. Execution, Authentication, Delivery and Dating.
     The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Executive Vice Chairman of the Board, its President or one of its Executive Vice Presidents or Senior Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.
     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions or a supplemental indenture as permitted by Sections 2.1 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive at the time of the initial delivery by the Company of Securities of such series to the Trustee for authentication, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating,
     (1) if the form of such Securities has been established by or pursuant to Board Resolution or a supplemental indenture as permitted by Section 2.1, that such form has been established in conformity with the provisions of this Indenture;
     (2) if the terms of such Securities have been established by or pursuant to Board Resolution or a supplemental indenture as permitted by Section 3.1, that such terms have been established in conformity with the provisions of this Indenture; and
     (3) that such Securities, when authenticated and delivered by or on behalf of the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting the enforcement or creditors’ rights and to general equity principles.
If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
Section 3.4. Each Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.
Section 3.5. Temporary Securities.
     Pending the preparation of definitive Securities of any series, the Company may execute, and upon receipt of a Company Order (together with all applicable Officers’ Certificates and Opinions of Counsel) the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the directors or officers executing such Securities may determine, as evidenced by their execution of such Securities.
     If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for Securities of that series, without charge to the Holder. The Company shall deliver to the Trustee a Company Order to the effect stated in the preceding sentence. After receipt by the Trustee of such Company Order, and upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like aggregate principal amount of definitive Securities of the same series and of like tenor of authorized denominations. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 3.6. Registration, Registration of Transfer and Exchange.
     The Company shall cause to be kept at one of its offices or agencies maintained pursuant to Section 10.2 a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities, or of Securities of a particular series, and of transfers of Securities or of Securities of such series. Said office or agency is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.
     Subject to Section 3.13, upon surrender for registration of transfer of any Security of any series at the office or agency of the Company in a Place of Payment for Securities of that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of like tenor of the same series, of any authorized denominations and of a like aggregate principal amount.
     Subject to Section 3.13, at the option of the Holder, Securities of any series may be exchanged for other Securities of like tenor of the same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company or the Trustee may require payment by the Holders of the Securities of a sum sufficient to cover any tax or other charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.5, 9.6 or 11.7 not involving any transfer.
     The Company shall not be required (i) to issue, register the transfer of or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series selected for redemption under Section 11.3 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
Section 3.7. Mutilated, Destroyed, Lost and Stolen Securities.
     If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon a Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 3.8. Payment of Interest; Interest Rights Preserved.
     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
     (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee in its sole discretion.
     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other

Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     For the purposes of determining the Holders who are entitled to participate in any distribution on the Securities in respect of which a Regular Record Date or a Special Record Date is not otherwise provided for in this Indenture, or for the purpose of any other action (unless provided for pursuant to Section 3.1), the Company may from time to time fix a date, not more than 90 days prior to the date of the payment of distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.
Section 3.9. Persons Deemed Owners.
     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.8) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
Section 3.10. Cancellation.
     All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Unless otherwise directed by a Company Order, which must be delivered in a timely manner to prevent such destruction, all cancelled Securities held by the Trustee shall be destroyed by it, and the Trustee, upon receipt of a written request of the Company, shall deliver a certificate of such destruction to the Company.
Section 3.11. Interest.
     (a) Each Security will bear interest at the rate established for the series of Securities of which such Security is a part pursuant to Section 3.1 (the “Coupon Rate”) from and including the original date of issuance of such Security until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article Four) quarterly in arrears on      ,         , and            of each year (or in such other periodic installments on such other dates established as payment dates for the series of Securities of which such Security is a part pursuant to Section 3.1) (each, an “Interest Payment Date”) commencing on the date established for the series of Securities of which such Security is a part pursuant to Section 3.1, to the Person in whose name such Security or any Predecessor Security is registered, at the close of business on the Regular Record Date for such interest installment, which, in respect of any Securities of which the Institutional Trustee of any PNC Trust is the Holder or a Global Security, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities of a PNC Trust are no longer in book-entry only form or, except if the Securities originally issued to such PNC Trust are held by the Institutional Trustee of such PNC Trust, the Securities of any series are not represented by a Global Security, the Company may select a Regular Record Date for such interest installment on such series of Securities which shall be any date more than 14 days but less than 60 days before an Interest Payment Date.
     (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and will include the first day but exclude the last day of such period. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in each 30-day month. In the event that any date on which interest is payable on the Securities of any series is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.
     (c) If, at any time while the Institutional Trustee of a PNC Trust is the Holder of Securities of any series, such PNC Trust or such Institutional Trustee is required to pay any taxes, duties, assessments or charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest (“Additional Interest”) on the Securities of such series, such additional amounts as shall be required so that the net amounts received and retained by such PNC Trust and/or such Institutional Trustee, as the case may be, after paying such taxes, duties, assessments or other charges will be equal to the amounts PNC Trust and/or such Institutional Trustee, as the case may be, would have received had no such taxes, duties, assessments or other government charges been imposed.
Section 3.12. Form and Payment.
     Except as provided in Section 3.13, the Securities of each series shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Securities issued in certificated form will be payable, the transfer of such Securities will be registrable, and such Securities will be exchangeable, for Securities of the same series bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holders of such Securities at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of all Securities of any series is the Institutional Trustee of any PNC Trust, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on Securities of such series will be made at such place and to such account as may be designated by the Institutional Trustee.
Section 3.13. Global Securities.
     (a) In connection with the dissolution of any PNC Trust,
          (i) the Securities in non book-entry certificated form held by such PNC Trust, or its Institutional Trustee, will be presented to the Trustee by the Institutional Trustee of such PNC Trust in exchange for a Global Security in an aggregate principal amount equal to the aggregate principal amount of all outstanding Securities of the series issued to such PNC Trust, to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees of the relevant PNC Trust. The Company upon any such presentation shall execute a Global Security in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with this Indenture. Payments on any Securities issued as a Global Security will be made to the Depositary; and
          (ii) if any Preferred Securities of a PNC Trust are held in non book-entry certificated form, the Securities in non book-entry certificated form held by such PNC Trust, or its Institutional Trustee, may be presented to the Trustee by the Institutional Trustee of such PNC Trust and any Preferred Security Certificate which represents Preferred Securities of such PNC Trust other than Preferred Securities held by the Depositary or its nominee (“Non Book-Entry Preferred Securities”) will be deemed to represent Securities presented to the Trustee by such Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be cancelled and a Security, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with this Indenture. On issue of such Securities, Securities with an equivalent aggregate principal amount that were presented by the Institutional Trustee to the Trustee will be deemed to have been cancelled.
     (b) A Global Security may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

     (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any series of Securities or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to this Article III, upon receipt of a Company Order, the Trustee will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security. In addition, the Company may at any time determine that the Securities of any series shall no longer be represented by a Global Security. In such event the Company will execute, and subject to Section 3.6, upon receipt of a Company Order and an Officers’ Certificate evidencing such determination by the Company, the Trustee will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security for such series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary, for delivery to the Persons in whose names such Securities are so registered.
ARTICLE IV
Satisfaction And Discharge; Defeasance
Section 4.1. Satisfaction and Discharge of Indenture.
     This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
          (1) either
     (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.7 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the

Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or
     (B) all such Securities not theretofore delivered to the Trustee for cancellation
(i) have become due and payable, or
(ii) will become due and payable at their Stated Maturity within one year, or
(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the Company’s obligation to pay the expenses of any PNC Trust under Section 10.6 (except upon the application of subclauses 1(A) or 1(B)(i) above), the obligations of the Trustee to any Authenticating Agent under Section 6.14, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.
Section 4.2. Defeasance and Discharge.
     The following provisions shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution, Officers’ Certificate or indenture supplemental hereto provided pursuant to Section 3.1. In addition to discharge of this

Indenture pursuant to Sections 4.1 and 4.3, in the case of any series of Securities with respect to which an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, as certified pursuant to subparagraph (a) of Section 4.4 can be determined at the time of making the deposit referred to in such subparagraph (a), the Company shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such a series as provided in this Section on and after the date the conditions set forth in Section 4.4 are satisfied, and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities of such series, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities of such series, (iii) rights of Holders of Securities of such series to receive, solely from the trust fund described in subparagraph (a) of Section 4.4, payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations, duties and immunities of the Trustee under Section 6.7, (v) this Section 4.2, (vi) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vii) the Company’s obligation to pay the expenses of any PNC Trust under Section 10.6) (hereinafter called “Defeasance”), and the Trustee at the cost and expense of the Company, shall execute proper instruments acknowledging the same.
Section 4.3. Covenant Defeasance.
     In the case of any series of Securities with respect to which an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, as certified pursuant to subparagraph (a) of Section 4.4 can be determined at the time of making the deposit referred to in such subparagraph (a), (i) the Company shall be released from its obligations under any covenants specified in or pursuant to this Indenture (except as to (A) rights of registration of transfer and exchange of Securities of such series, (B) substitution of mutilated, defaced, destroyed, lost or stolen Securities of such series, (C) rights of Holders of Securities of such series to receive, from the Company pursuant to Section 10.1, payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), (D) the rights, obligations, duties and immunities of the Trustee hereunder, (E) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, (F) the Company’s obligation to pay the expenses of any PNC Trust under Section 10.6) and (G) any obligation imposed upon the Company with respect to the Securities under the Trust Indenture Act, and (ii) the occurrence of any event specified in Sections 5.7(d) (with respect to any of the covenants specified in or pursuant to this Indenture) and 5.7(e) shall be deemed not to be or result in a Default, in each case with respect to the Outstanding Securities of such series as provided in this Section on and after the date the conditions set forth in Section 4.4 are satisfied (hereinafter called “Covenant Defeasance”), and the Trustee, at the cost and expense of the Company, shall execute proper instruments acknowledging the same. For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant (to the extent so specified in the case of Section 5.7(d)), whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and the Securities of such series shall be unaffected thereby.
Section 4.4. Conditions to Defeasance or Covenant Defeasance.
     The following shall be the conditions to application of either Section 4.2 or 4.3 to the Outstanding Securities:
     (a) with reference to Section 4.2 or 4.3, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities of such series (i) cash in an amount, or (ii) direct obligations of the United States of America, backed by its full faith and credit (“U.S. Government Obligations”), maturing as to principal and interest, if any, at such times and in such amounts as will insure the availability of cash, or (iii) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, the principal of and interest, if any, on all Securities of such series on each date that such principal or interest, if any, is due and payable;
     (b) in the case of Defeasance under Section 4.2, the Company has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y), since the date hereof, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, Defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, Defeasance and discharge had not occurred;
     (c) in the case of Covenant Defeasance under Section 4.3, the Company has delivered to the Trustee an Opinion of Counsel to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and Covenant Defeasance had not occurred;

     (d) such Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound; and
     (e) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent contemplated by this provision have been complied with.
Section 4.5. Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 4.4 shall be held in trust, and such money and all money from such U.S. Government Obligations shall be applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money and U.S. Government Obligations has been deposited with the Trustee.
Section 4.6. Indemnity for U.S. Government Obligations.
     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.4 or the principal or interest received in respect of such obligations other than any such tax, fee or other charge that by law is for the account of the Holders of Outstanding Securities.
Section 4.7. Reinstatement.
     If the Trustee is unable to apply any money or Government Obligations in accordance with Section 4.4 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.4, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 4.4; provided that, if the Company has made any payment of principal or interest on the Securities of any series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.

ARTICLE V
Remedies
Section 5.1. Events of Default and Acceleration.
     The term “Event of Default and Acceleration” as used in this Indenture with respect to Securities of any series shall mean one of the following described events (whatever the reason for such Event of Default and Acceleration and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) failure to pay in full interest accrued upon any Security of that series upon the conclusion of a period consisting of 40 consecutive quarters, commencing with the earliest quarter for which interest (including Deferred Interest) has not been paid in full, and continuance of such failure to pay for a period of 30 days;
     (b) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company in an involuntary case under the Federal bankruptcy code, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for substantially all of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or
     (c) the commencement by the Company of a voluntary case under the Federal bankruptcy code, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Company to the entry of an order for relief in an involuntary case under any such law, or the consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of the Company or for substantially all of its property, or the making by it of an assignment for the benefit of creditors.
Section 5.2. Acceleration of Maturity.
     If any one or more Event of Default and Acceleration shall occur with respect to Securities of any series at the time Outstanding, then, and in each and every such case, during the continuance of any such Event of Default and Acceleration, the Trustee or the Holders of 25% or more in principal amount of the Securities of such series then Outstanding may declare the principal amount of all the Securities of such series then Outstanding, if not then due and payable, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by such Holders), and upon any such declaration the same shall become and be immediately due and payable, anything in this Indenture or in the Securities of such series contained to the contrary notwithstanding. This provision, however, is subject to the condition that, if at any time after the principal of all the Securities of such series shall have been so declared to be due and payable, all arrears of interest, if any, upon all the Securities of such series (with interest, to the extent that interest thereon shall be legally enforceable, on any overdue installment of interest at the rate borne by the Securities of such series) and all amounts owing the Trustee and any predecessor trustee under Section 6.7 and all other sums payable under this Indenture (except the principal of the Securities of such series which would not be due and payable were it not for such declaration) shall be paid by the Company, and every other Default under this Indenture, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, shall have been made good to the reasonable satisfaction of the Trustee or of the Holders of a majority in principal amount of the Securities of such series then Outstanding, or provision deemed by the Trustee or by such Holders to be adequate therefor shall have been made, then and in every such case the Holders of a majority in principal amount of the Securities of such series then Outstanding may, on behalf of the Holders of all the Securities of such series, waive the Event of Default and Acceleration by reason of which the principal of the Securities of such series shall have been so declared to be due and payable and may rescind and annul such declaration and its consequences; but no such waiver, rescission or annulment shall extend to or affect any subsequent Default or impair any right consequent thereon. Any declaration by the Trustee pursuant to this Section 5.2 shall be by written notice to the Company, and any declaration or waiver by the Holders of Securities of any series pursuant to this Section 5.2 shall be by written notice to the Company and the Trustee.
Section 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.
     If the Company shall fail for a period of 30 days to pay any installment of interest on the Securities of any series or shall fail to pay the principal of and premium, if any, on any of the Securities of such series when and as the same shall become due and payable, whether at maturity, or by call for redemption by declaration as authorized by this Indenture or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders of Securities of such series then Outstanding the whole amount which then shall have become due and payable on any such Security, with interest on the overdue principal and premium, if any, and (so far as the same may be legally enforceable) on the overdue installments of interest at the rate borne by the Securities of such series, and all amounts owing the Trustee and any predecessor trustee under Section 6.7.
     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon the Securities of such series, and collect the moneys adjudged or decreed to be payable out of the property of the Company or any other obligor upon the Securities of such series, wherever situated, in the manner provided by law. Every recovery of judgment in any such action or other proceeding, subject to the payment to the Trustee of all amounts owing the Trustee and any predecessor trustee under Section 6.7, shall be for the ratable benefit of the Holders of such series of Securities which shall be the subject of such action or proceeding. All rights of action upon or under any of the Securities or this Indenture may be enforced by the Trustee without the possession of any of the Securities and without the production of any thereof at any trial or any proceeding relative thereto.
     If a Default, of which a Responsible Officer of the Trustee has actual knowledge, with respect to any series of Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture, or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section 5.4. Trustee to File Claims As Attorney-In-Fact.
     The Trustee is hereby appointed, and each and every Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have appointed the Trustee, the true and lawful attorney-in-fact of such Holder, with authority to make or file (whether or not the Company shall be in default in respect of the payment of the principal of, or interest on, any of the Securities), in its own name and as trustee of an express trust or otherwise as it shall deem advisable, in any receivership, insolvency, liquidation, bankruptcy, reorganization or other judicial proceeding relative to the Company or any other obligor upon the Securities or to their respective creditors or property, any and all claims, proofs of claim, proofs of debt, petitions, consents, other papers and documents and amendments of any thereof, as may be necessary or advisable in order to have the claims of the Trustee and any predecessor trustee hereunder and of the Holders of the Securities allowed in any such proceeding and to collect and receive any moneys or other property payable or deliverable on any such claim, and to execute and deliver any and all other papers and documents and to do and perform any and all other acts and things, as it may deem necessary or advisable in order to enforce in any such proceeding any of the claims of the Trustee and any predecessor trustee hereunder and of any of such Holders in respect of any of the Securities; and any receiver, assignee, trustee, custodian or debtor in any such proceeding is hereby authorized, and each and every taker or Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have authorized any such receiver, assignee, trustee, custodian or debtor, to make any such payment or delivery only to or on the order of the Trustee, and to pay to the Trustee any amount due it and any predecessor trustee under Section 6.7; provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any Holder of Securities, any plan of reorganization or readjustment of the Company affecting the Securities or the rights of any Holder thereof, or to authorize or empower the Trustee to vote in respect of the claim of any Holder of any Securities in any such proceeding.
Section 5.5. Application of Money Collected.
     Any moneys collected by the Trustee with respect to a series of Securities under this Article Five shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Securities, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
     First: To the payment of all amounts due to the Trustee and any predecessor trustee under Section 6.7.
     Second: Subject to Article Fourteen, in case the principal of the Outstanding Securities of such series shall not have become due and be unpaid, to the payment of interest on the Securities of such series, in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by such Securities, such payments to be made ratably to the Persons entitled thereto.
     Third: Subject to Article Fourteen, in case the principal of the Outstanding Securities of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities of such series for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Securities of such series, and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Securities of such series, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest.
Section 5.6. Control by Holders; Waiver of Past Default.
     The Holders of a majority in principal amount of the Outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder, or of exercising any trust or power hereby conferred upon the Trustee with respect to the Securities of such series; provided, however, that (i) such direction shall not be in conflict with any rule or law or with this Indenture, (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and (iii) the Trustee shall have the right to decline to follow any such direction if the Trustee determines that the action so directed may not lawfully be taken or would be unduly prejudicial to Holders not joining in such direction or would expose the Trustee to personal liability. Prior to any declaration accelerating the maturity of the Securities of any series, the Holders of a majority in aggregate principal amount of such series of Outstanding Securities may on behalf of the Holders of all of the Securities of such series waive any past default hereunder and its consequences except a default not theretofore cured in the payment of interest or any premium on or the principal of the Securities of such series or in respect of any covenant or provision hereof which under Article Nine cannot be modified or waived without the consent of the Holder of each Outstanding Security of each series affected thereby; provided, however, that if the Securities of such series are held by a PNC Trust or an Institutional Trustee of such trust, such waiver or modification to such waiver shall not be effective until the holders of Trust Securities representing a majority in liquidation preference of Trust Securities of the applicable PNC Trust shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holder of each Outstanding Security is required, such waiver shall not be effective until each holder of the Trust Securities of the applicable PNC Trust shall have consented to such waiver. Upon any such waiver the Company, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Whenever any Default hereunder shall have been waived as permitted by this Section 5.6, said Default shall for all purposes of the Securities of such series and this Indenture cease to exist, and any Default or Event of Default and Acceleration arising therefrom shall be deemed to have been cured and to be not continuing.
Section 5.7. Limitation on Suits; Default.
     No Holder of any Security of any series shall have any right to institute any action, suit or proceeding at law or in equity for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, in each case with respect to a Default with respect to such series of Securities, unless such Holder previously shall have given to the Trustee written notice of the happening of one or more of the Defaults herein specified with respect to such series of Securities, and unless also the Holders of 25% or more in principal amount of the Securities of such series then Outstanding shall have requested the Trustee in writing to take action in respect of the matter complained of, and unless also there shall have been offered to the Trustee security and indemnity satisfactory to it against any costs, expenses, losses, damages, claims and liabilities that may be incurred by the Trustee, or its agents, counsel, accountants or experts, in complying, and the Trustee, for 60 days after receipt of such notification, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and such notification, request and offer of indemnity are hereby declared in every such case to be conditions precedent to any such action, suit or proceeding by any Holder of any Security of such series; it being understood and intended that no one or more of the Holders of Securities of such series shall have any right in any manner whatsoever by his or their action to enforce any right hereunder, except in the manner herein provided, and that every action, suit or proceeding at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal and ratable benefit of all Holders of the Outstanding Securities of such series; provided, however, that nothing contained in this Indenture or in the Securities of such series shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on the Securities of such series to the respective Holders of such Securities at the respective due dates in such Securities stated, or affect or impair the right, which is also absolute and unconditional, of such Holders to institute suit to enforce the payment thereof.
     The following events shall be “Defaults” with respect to any series of Securities under this Indenture:
(a)	an Event of Default and Acceleration with respect to such series specified in Section 5.1; or

(b)	the failure of the Company to pay any installment of interest on any Security of such series, when and as the same shall become payable, which failure shall have continued unremedied for a period of 30 days, it being understood that the occurrence of an Extended Interest Payment Period in accordance with the terms of such Security will not constitute such a default; or

(c)	the failure of the Company to pay the principal of (and premium, if any, on) any Security of such series, when and as the same shall become payable, whether at maturity as therein expressed, by call for redemption, by declaration as authorized by this Indenture or otherwise, whether or not permitted by Article Fourteen; or

(d)	the failure of the Company, subject to the provisions of Section 8.1, to observe and perform any other of the covenants or agreements on the part of the Company contained in this Indenture (including any indenture supplemental hereto) (other than a covenant or agreement which has been expressly included in this Indenture solely for the benefit of a series of Securities other than that series), which failure shall not have been remedied for a period of 90 days after written notice shall have been given to the Company by the Trustee or shall have been given to the Company and the Trustee by Holders of 25% or more in aggregate principal amount of the Securities of such series then Outstanding, specifying such failure and requiring the Company to remedy the same; or

(e)	in the event Securities of a series are issued and sold to a PNC Trust or an Institutional Trustee of such trust in connection with the issuance of Trust Securities by such PNC Trust, such PNC Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of Securities to holders of Trust Securities in liquidation or redemption of their interests in such PNC Trust, (ii) the redemption of all of the outstanding Trust Securities of such PNC Trust or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such PNC Trust; or
(f)	any other Default provided with respect to Securities of that series.
Section 5.8. Costs and Attorneys’ Fees in Legal Proceedings.
     All parties to this Indenture and the Holders of the Securities agree that the court may in its discretion require, in any action, suit or proceeding for the enforcement of any right or remedy under this Indenture, or in any action, suit or proceeding against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such action, suit or proceeding of an undertaking to pay the costs of such action, suit or proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such action, suit or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 5.8 shall not apply to any action, suit or proceeding instituted by the Trustee, to any action, suit or proceeding instituted by any one or more Holders of Securities holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any action, suit or proceeding instituted by any Holder of Securities for the enforcement of the payment of the principal of or premium, if any, or the interest on, any of the Securities, on or after the respective due dates expressed in such Securities.
Section 5.9. Remedies Cumulative.
     Except as provided in the last sentence of Section 3.7, no remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities of any series is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustee or of any Holder of the Securities of any series to exercise any right or power accruing upon any Default shall impair any such right or power or shall be construed to be a waiver of any such Default or an acquiescence therein; and every power and remedy given by this Article Five to the Trustee and to the Holders, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Holders, as the case may be. In case the Trustee or any Holder of Securities shall have proceeded to enforce any right under this Indenture and the proceedings for the enforcement thereof shall have been discontinued or abandoned because of waiver or for any other reason or shall have been adjudicated adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall severally and respectively be restored to their former positions and rights hereunder and thereafter all rights, remedies and powers of the Trustee and the Holders shall continue as though no such proceedings had been instituted, except as to any matters so waived or adjudicated.
Section 5.10. Waiver of Stay or Extension Laws.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no law had been enacted.
Section 5.11. Limitation on Claim for Certain Deferred Interest in Bankruptcy.
     Notwithstanding anything to the contrary in this Indenture, each Holder of a Security, by such holder’s acceptance thereof, agrees that upon any payment or distribution of assets to creditors of the Company upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the Company, such Holder shall not have a claim for Deferred Interest, to the extent that the aggregate amount thereof (including Compounded Interest and Additional Interest thereon) exceeds 25% of the original principal amount of such Security.
ARTICLE VI
The Trustee
Section 6.1. Certain Duties and Responsibilities.
     (a) Except during the continuance of a Default;
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b) In case a Default with respect to any series of Securities, of which a Responsible Officer of the Trustee has actual knowledge, has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
     (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;
     (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series determined as provided in Section 5.6, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and
     (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity, reasonably satisfactory to it, against such risk or liability is not reasonably assured to it.
     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
Section 6.2. Notice of Defaults.
     Within 90 days after the occurrence of any Default hereunder with respect to Securities of any series, the Trustee shall transmit by mail, first class postage prepaid, to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such Default hereunder actually known to a Responsible Officer of the Trustee as being a Default hereunder, unless such Default shall have been cured or waived; provided that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any Default of the character specified in Section 5.7(e) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.
Section 6.3. Certain Rights of Trustee.
     Subject to the provisions of Section 6.1
     (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate delivered by the Company;
     (d) the Trustee will not be liable for any action it takes or omits to take, which it believes to be authorized or within its rights or powers if such actions or omissions by the Trustee do not constitute negligence;
     (e) the Trustee may consult with counsel of its choice or other experts, and the advice or opinion of such counsel or experts with respect to legal matters or advice within the scope of the such experts’ area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Company or any of its Affiliates and may include any of the Trustee’s employees. The Trustee shall have the right at any time to seek instructions concerning the administration of this Indenture from any court of competent jurisdiction;
     (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder, unless such Holder shall have provided to the Trustee such security and indemnity reasonably satisfactory to the Trustee against the costs, disbursements, advances and expenses (including attorneys’ fees and expenses and the expenses of the Trustee’s agents, counsel, accountants and experts) and liabilities that might be incurred by the Trustee (or its agents, counsel, accountants and experts) in complying with such request or direction, including such reasonable advances as may be requested by the Trustee; provided that, nothing contained in this Section 6.3(f) shall be taken to relieve the Trustee, upon the occurrence of a Default, of its obligation to exercise the rights and powers vested in it by this Indenture;
     (g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
     (h) the Trustee may execute any of the trust or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (i) the Trustee shall not be charged with knowledge of any Default or Event of Default and Acceleration with respect to the Securities, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default and Acceleration or (2) written notice of such Default or Event of Default and Acceleration shall have been given to the Trustee by the Company or by any Holder of the Securities;
     (j) the Trustee shall have no duty or obligation to calculate or confirm the Applicable Spread, nor shall it be deemed to have any knowledge thereof unless and until it shall have received written notice thereof;
     (k) the Trustee shall not be deemed to have any knowledge of a Rating Agency Event, nor shall it be obliged to take any action until written notice thereof is received; and
     (l) the permissive rights of the Trustee enumerated herein shall not be construed as duties.
Section 6.4. Not Responsible for Recitals or Issuance of Securities.
     The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the Company’s performance hereunder, the Company’s representations and warranties or the Company’s use or application of Securities or the proceeds thereof.

Section 6.5. May Hold Securities.
     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.
Section 6.6. Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.
Section 6.7. Compensation and Reimbursement.
     The Company agrees
     (1) to pay to the Trustee from time to time such reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable costs of collection, and the reasonable compensation, expenses, advances and disbursements of the Trustee’s counsel, accountants and experts), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
     (3) to indemnify the Trustee and its officers, directors, employees and agents for, and to hold each harmless against, any loss, damage, claim, liability or expense (including the reasonable compensation, expenses and disbursements of the Trustee’s agents and counsel) incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust or the performance of their duties hereunder, including but not limited to the costs and expenses (including the reasonable compensation, expenses and disbursement of the Trustee’s agents and counsel) of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.
     The obligations of the Company under this Section shall not be surbordinate to the payment of Senior Indebtedness pursuant to Article 14. As security for the performance of these obligations, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of the principal of (or premium, if any) or any interest on particular Securities. The obligations of the Company under this Section shall survive the removal or resignation of the Trustee and the satisfaction and discharge of this Indenture.
     When the Trustee incurs any expenses or renders any services after the occurrence of an Event of Default and Acceleration specified in Section 5.1(b) or Section 5.1(c), such expenses and the compensation for such services are intended to constitute expenses of administration under the United States Bankruptcy Code (Title 11 of the United States Code) or any similar federal or state law for the relief of debtors.
Section 6.8. Disqualification; Conflicting Interests.
     The Trustee shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time provided for therein. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded for purposes of the conflicting interest provisions of such Section 310(b) the Securities of every other series issued under this Indenture. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.
Section 6.9. Corporate Trustee Required; Eligibility.
     There shall at all times be a Trustee hereunder which shall be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervision or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
Section 6.10. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.
     (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
     (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.
     (d) If at any time:
     (1) the Trustee shall fail to comply with Section 6.8(a) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
     (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.8, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by

Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
Section 6.11. Acceptance of Appointment by Successor.
     (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers, trusts and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
     (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to the Securities of all series for which it is the Trustee hereunder, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
     (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.
     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
     (e) The Trustee shall not be liable for the acts or omissions to act of any successor Trustee.
Section 6.12. Merger, Conversion, Consolidation or Succession to Business.
     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person to which all or substantially all of the corporate trust business of the Trustee may be sold or otherwise transferred, shall be the successor trustee hereunder without any further act. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
Section 6.13. Preferential Collection of Claims Against Company.
     The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.
Section 6.14. Appointment of Authenticating Agent.
     At any time when any of the Securities remain Outstanding the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.7, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
     Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall be a successor Authenticating Agent, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.
     If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon an alternative certificate of authentication in the following form:

     “This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
As Trustee

By:

As Authenticating Agent

By:

Authorized Officer”
ARTICLE VII
Holders Lists and Reports by Trustee and Company
Section 7.1. Company to Furnish Trustee Names and Addresses of Holders.
     The Company will furnish or cause to be furnished to the Trustee
     (a) quarterly not more than 15 days after each Regular Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of the preceding           ,            ,            , or            or as of such Regular Record Date, as the case may be, and
     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
provided that if and so long as the Trustee shall be the Security Registrar for such series, such list shall not be required to be furnished.
Section 7.2. Preservation of Information; Communications to Holders.
     Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture and the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 7.3. Reports by Trustee.
     (a) Within 60 days after May 15 of each year commencing with the year            , the Trustee shall transmit by mail to all Holders of Securities for which it is Trustee hereunder, as their names and addresses appear in the Security Register, a brief report dated as of such May 15 in accordance with, and to the extent required under, Section 313 of the Trust Indenture Act.
     (b) A copy of each such report shall, at the time of such transmission to such Holders, be filed by the Trustee with each securities exchange upon which any such Securities are listed, with the Commission and with the Company. The Company will notify the Trustee in writing when any such Securities are listed on any securities exchange.
Section 7.4. Reports by Company.
     The Company shall:
     (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
     (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
     (3) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
ARTICLE VIII
Consolidation, Merger, Conveyance, Transfer Or Lease
Section 8.1. Company May Consolidate, Etc., Only on Certain Terms.
     The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:
     (1) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;
     (2) immediately after giving effect to such transaction, no Default, and no event which, after notice or lapse of time or both, would become a Default, shall have happened and be continuing; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
Section 8.2. Successor Person Substituted.
     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.1, the successor Person formed by such consolidation or into with the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
Section 8.3. Effect of Business Combination.
     If the Company is involved in a business combination where, immediately after the consummation of such business combination, more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then:
     (1) any Deferred Interest on the Securities as of the date of consummation of the business combination shall not be subject to the requirements of Section 13.4 and Section 13.5; and
     (2) the Company’s covenant not to repurchase any of its common stock for a one year period following the end of an Extended Interest Payment Period that lasts longer than one year described in Section 13.3 will not apply to any Extended Interest Payment Period that is terminated on the next Interest Payment Date following the date of consummation of the business combination.
ARTICLE IX
Supplemental Indentures
Section 9.1. Supplemental Indentures Without Consent of Holders.
     Without the consent of any Holders, the Company, when authorized by a Board Resolution (a copy of which shall be delivered to the Trustee), and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
     (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities, pursuant to Article VIII; or
     (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of one or more specified series) or to surrender any right or power herein conferred upon the Company; or
     (3) to add any additional Defaults; or
     (4) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or
     (5) to secure the Securities; or
     (6) to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1; or
     (7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or
     (8) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.
Section 9.2. Supplemental Indentures with Consent of Holders.
     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution (a copy of which shall be delivered to the Trustee), and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,
     (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon (including any change in the Floating or Adjustable Rate Provision pursuant to which such rate is determined that would reduce that rate for any period) or any premium payable upon the redemption thereof, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders, or

     (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or
     (3) modify any of the provisions of this Section or Section 5.6, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section or the deletion of this proviso, in accordance with the requirements of Sections 6.11(b) and 9.1(8), or
     (4) remove or impair the rights of any Holder of Securities to bring a Direct Action in certain circumstances, as provided in Section 15.1;
provided, further, that if the Securities of such series are held by a PNC Trust or an Institutional Trustee of such trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable PNC Trust shall have consented to such supplemental indenture; provided, further, that if the consent of the Holder of each Outstanding Security is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the applicable PNC Trust shall have consented to such supplemental indenture.
     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
Section 9.3. Execution of Supplemental Indentures.
     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 1.2, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Section 9.4. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein.
Section 9.5. Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
Section 9.6. Reference in Securities to Supplemental Indentures.
     Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.
ARTICLE X
Covenants
Section 10.1. Payment of Principal, Premium and Interest.
     The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities of such series and this Indenture, and will duly comply with all other terms, agreements and conditions contained in, or made in the Indenture for the benefit of, the Securities of such series.
Section 10.2. Maintenance of Office or Agency.
     The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. If the Place of Payment with respect to any such series of Securities is New York, New York, the Company hereby appoints the Trustee as its office or agency with respect to such Place of Payment to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
Section 10.3. Money for Securities Payments to Be Held in Trust.
     If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its action or failure so to act.
     The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

       (2) give the Trustee written notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and
       (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for three years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment or mail to each such Holder or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 10.4. Statement by Officers as to Default.
     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (which on the date hereof ends on December 31), a written statement signed by the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Controller or an Assistant Controller of the Company, stating:
       (1) A review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision; and
       (2) To the best of his knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.

Section 10.5. Covenants as to PNC Trusts.
     For so long as any Trust Securities of a PNC Trust remain outstanding, the Company will (i) maintain 100% direct or indirect ownership of the Common Securities of such PNC Trust; provided, however, that any permitted successor of the Company hereunder may succeed to the Company’s ownership of such Common Securities, (ii) not voluntarily dissolve, wind up or terminate such PNC Trust, except in connection with a distribution of Securities, and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration of the applicable PNC Trust, (iii) timely perform its duties as Sponsor of the applicable PNC Trust, (iv) use its reasonable efforts to cause such PNC Trust to (a) remain a statutory trust, except in connection with a distribution of Securities to the holders of Trust Securities as provided in the Declaration of such PNC Trust, the redemption of all of the Trust Securities and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration of such PNC Trust, and (b) otherwise continue to be classified as a grantor trust for United States federal income tax purposes and (v) not knowingly take any action that would cause such PNC Trust to not be classified as a grantor trust for United States federal income tax purposes.
Section 10.6. Payment of Expenses.
     (a) In connection with the offering, sale and issuance of each series of Securities to the Institutional Trustee of a PNC Trust and in connection with the sale of Trust Securities by such PNC Trust, the Company, in its capacity as issuer with respect to such Securities, shall:
          (i) pay all costs and expenses relating to the offering, sale and issuance of such Securities, including commissions to the underwriters payable pursuant to the applicable Underwriting Agreement and compensation of the Trustee under this Indenture in accordance with the provisions of Section 6.7;
          (ii) pay all costs and expenses of such PNC Trust (including, but not limited to, costs and expenses relating to the organization of the trust, the offering, sale and issuance of the Trust Securities of such PNC Trust (including commissions to the underwriters in connection therewith), the fees and expenses of the Institutional Trustee, the Regular Trustees and the Delaware Trustee of such PNC Trust, the costs and expenses relating to the operation, maintenance and dissolution of such PNC Trust and the enforcement by such Institutional Trustee of the rights of the holders of the Preferred Securities of such PNC Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of assets of such PNC Trust);

          (iii) be primarily liable for any indemnification obligations arising with respect to the Declaration of such PNC Trust; and
          (iv) pay any and all taxes (other than United States withholding taxes in respect of amounts paid on the Securities held by such PNC Trust) and all liabilities, costs and expenses with respect to such taxes of such PNC Trust.
     (b) Upon termination of this Indenture or any series of Securities or the removal or resignation of the Trustee pursuant to Section 6.10, the Company shall pay to the Trustee all amounts accrued and owing to the Trustee to the date of such termination, removal or resignation. Upon termination of the Declaration of any PNC Trust or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Section 5.6 of the Declaration of such PNC Trust, the Company shall pay to such Delaware Trustee or such Institutional Trustee, as the case may be, all amounts accrued and owing to such Delaware Trustee or such Institutional Trustee, as the case may be, to the date of such termination, removal or resignation.
Section 10.7. Listing on an Exchange.
     If Securities of any series are to be issued as a Global Security in connection with the distribution of such Securities to the holders of the Preferred Securities of a PNC Trust upon the dissolution of such PNC Trust, the Company will use its best efforts to list such series of Securities on the New York Stock Exchange, Inc. or on such other securities exchange as the Preferred Securities of such PNC Trust are then listed, if any. The Company will promptly notify the Trustee in writing of any Securities that will be listed on any securities exchange.
Section 10.8. Future Issuance of Securities.
     Any Securities issued under this Indenture shall (x) be issued with the concurrence or approval of the Federal Reserve or its staff or (y) qualify at the time of issuance for tier 1 capital treatment (irrespective of any limits on the amount of the Company’s tier 1 capital) under applicable capital adequacy guidelines, regulations, policies or published interpretations of the Federal Reserve.
Section 10.9. Further Assurances.
     From time to time whenever reasonably demanded by the Trustee, the Company will make, execute and deliver or cause to be made, executed and delivered any and all further assurances and all other instruments and assurances and take all such further action as may be necessary or proper to carry out the intention of or to facilitate the performance of the terms of this Indenture or to secure the rights and remedies hereunder of the Holders of the Securities of any series.

ARTICLE XI
Redemption Of Securities
Section 11.1. Applicability of Article; Federal Reserve Concurrence or Approval.
     Securities of each series are redeemable before their respective Stated Maturities in accordance with their respective terms and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) in accordance with this Article. Any redemption of any series of Securities, in whole or in part, prior to their respective Stated Maturities shall be subject to receipt by the Company of the prior concurrence or approval of the Federal Reserve or its staff, (i) if such concurrence or approval is then required in order for securities such as the Securities to qualify as tier 1 capital under applicable capital adequacy guidelines, regulations, policies, published interpretations, or concurrence or approval of the Federal Reserve or its staff, or (ii) if the Federal Reserve or its staff has informed the Company that it must obtain such approval before redeeming the Securities.
Section 11.2. Election to Redeem; Notice to Trustee.
     (a) Subject to the provisions of Section 11.2(b) and to the other provisions of this Article XI, except as otherwise may be specified in this Indenture or, with respect to any series of Securities, as otherwise specified as contemplated by Section 3.1 for the Securities of such series, the Company shall have the right to redeem any series of Securities, in whole or in part, from time to time, on or after the Redemption Option Date for such series at the Redemption Price. The election of the Company to redeem any Securities redeemable at the election of the Company shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 40 days (unless a shorter period is acceptable to the Trustee), but not more than 60 days, prior to the Redemption Date fixed by the Company, notify the Trustee in writing of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.
     (b) If a partial redemption of any series of Securities would result in the delisting of the Preferred Securities of the PNC Trust that purchased such Securities from any national securities exchange or other organization on which the Preferred Securities of such PNC Trust are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem such series of Securities in whole.

Section 11.3. Selection by Trustee of Securities to Be Redeemed.
     If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series, pro rata, by lot, or in any other manner it shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series; provided, that, if at the time of redemption such Securities are registered as a Global Security, the Depositary shall determine, in accordance with its procedures, the principal amount of such Securities held by each Security Beneficial Owner to be redeemed.
     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
Section 11.4. Notice of Redemption.
     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.
     All notices of redemption shall state:
       (1) the Redemption Date,
       (2) the Redemption Price,
       (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities of such series to be redeemed,
       (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date, and
       (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
Section 11.5. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.
Section 11.6. Securities Payable on Redemption Date.
     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.8.
     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.
     The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York City time, on the date such Redemption Price is to be paid.
Section 11.7. Securities Redeemed in Part.
     Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment for Securities of that series (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of like tenor and of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.
Section 11.8. Special Event Redemption.
     If a Special Event with respect to any PNC Trust has occurred and is continuing then, notwithstanding Section 11.2(a) but subject to Section 11.2(b) and Section 11.1, the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of Securities of the series issued to such PNC Trust, or to its Institutional Trustee, to redeem such Securities, in whole or in part, for cash within 90 days following the occurrence of such Special Event at the Redemption Price, provided that if at the time there is available to the Company or such PNC Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action (“Ministerial Action”), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the holders of the Trust Securities of such PNC Trust, the Company or such PNC Trust shall pursue such Ministerial Action in lieu of redemption, and, provided further that the Company shall have no right to redeem such Securities while the Company or such PNC Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration of such PNC Trust.
ARTICLE XII
[INTENTIONALLY OMITTED]
ARTICLE XIII
Extension Of Interest Payment Period
Section 13.1. Extension of Interest Payment Period.
     The Company shall have the right, at any time and from time to time during the term of the Securities of any series, to defer payments of interest by extending the interest payment period of all Securities of such series for a period not exceeding 40 consecutive quarters (the “Extended Interest Payment Period”), during which Extended Interest Payment Period no interest shall be due and payable on Securities of such series; provided that no Extended Interest Payment Period may extend beyond the Maturity of such Securities. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 13.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period (“Compounded Interest”). At the end of any Extended Interest Payment Period with respect to any series of Securities, the Company shall pay all interest accrued and unpaid on such Securities, including any Additional Interest and Compounded Interest (together, “Deferred Interest”) that shall be payable to the Holders of Securities of such Series in whose names such Securities are registered in the Security Register on the first Regular Record Date before the end of such Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period; provided that such period, together with all such further extensions thereof, shall not exceed 40 consecutive quarters; and provided further that no prepayment of interest during an Extended Interest Payment Period shall allow the Company to extend such Extended Interest Payment Period beyond 40 consecutive quarters. Upon the termination of any Extended Interest Payment Period with respect to any series of Securities and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period with respect to such series of Securities, subject to the foregoing requirements. No interest on a series of Securities shall be due and payable during an Extended Interest Payment Period with respect thereto, except at the end thereof, provided the Company may prepay at any time all or any portion of the interest accrued during any Extended Interest Payment Period.
Section 13.2. Notice of Extension.
     (a) If the Institutional Trustee of a PNC Trust is the only Holder of Securities of a series at the time the Company initially selects an Extended Interest Payment Period with respect thereto, the Company shall give written notice to the Regular Trustees and the Institutional Trustee of such PNC Trust of its selection of such Extended Interest Payment Period at least two Business Days before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by such PNC Trust are payable, or (ii) the date such PNC Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by such PNC Trust of the record date or the date such Distributions would be payable, if not for such Extended Interest Payment Period.
     (b) If the Institutional Trustee of a PNC Trust is not the only Holder of Securities of a series at the time the Company initially selects an Extended Interest Payment Period with respect thereto, the Company shall give written notice to the Holders of Securities of such series and the Trustee of its selection of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Securities of such series of the record or payment date of such related interest payment, if not for such Extended Interest Payment Period.
     (c) The quarter in which any notice is given pursuant to paragraphs (a) or (b) of this Section 13.2 shall be counted as one of the 40 quarters permitted in the maximum Extended Interest Payment Period with respect to the affected Securities permitted under Section 1.3.
     (d) Notwithstanding anything else contained in this Indenture, the Company shall be required to give notice to the Trustee and any Person of its selection of an Extended Interest Payment Period no more than 15 Business Days and no less than 5

Business Days before the next succeeding Interest Payment Date of the affected Securities.
Section 13.3. Limitation of Transactions.
     If with respect to any series of Securities (i) the Company shall exercise its right to defer payments of interest thereon as provided in Section 13.1 or (ii) there shall have occurred any Default, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) repurchases of shares of common stock of the Company pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the Extended Interest Payment Period, including under a contractually binding stock repurchase plan, (iii) as a result of an exchange or conversion of any class or series of the Company’s capital stock for any other class or series of the Company’s capital stock, (iv) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), or (v) purchase of the Company’s capital stock in connection with the distribution thereof); and (b) the Company shall not make any payment of interest on, principal of or premium, if any, on, or repay, repurchase or redeem, any debt securities or guarantees issued by the Company that rank pari passu with or junior to the Securities of such series (including the Securities of any other series), other than any payment of current interest or deferred interest on securities that rank pari passu with the Securities of such series that is made pro rata to the amounts due on such pari passu securities (including the Securities), provided that such payments are made in accordance with Section 13.5(d) to the extent it applies, and any payments of deferred interest on pari passu securities that, if not made, would cause the Company to breach the terms of the instrument governing such pari passu securities; provided, however, the Company may declare and pay a stock dividend where the dividend stock is the same stock as that on which the dividend is being paid. If any Extended Interest Payment Period lasts longer than one year, unless required to do so by the Federal Reserve and subject to the exceptions listed in clauses (a) and (b) of this Section 13.3, the Company will not repurchase any of its common stock for a one-year period following the payment of all Deferred Interest with the New Equity Amount.
     Section 13.4. Limitation on Source of Payment of Deferred Interest. During an Extended Interest Payment Period, the Company may not pay Deferred Interest on the Securities on any date in an amount that exceeds the New Equity Amount for such date; provided, however, that (i) upon the Maturity of the Securities, (ii) during the occurrence and continuation of a Supervisory Event or (iii) if an Event of Default and Acceleration shall have occurred and be continuing, the provisions of this Section 13.4 shall not apply and the Company may pay Deferred Interest with cash from any source. Nothing in this

Indenture will prevent the Company from paying current interest on the Securities at any time using cash from any source.
Section 13.5. Obligation to Effect Certain Common Stock Sales.
     (a) Commencing on the earlier of (i) the Fifth Deferral Anniversary, if on such date the related Extended Interest Payment Period has not ended, and (ii) the date of any payment of current interest on the Securities of a series during an Extended Interest Payment Period for such series, if any Deferred Interest is outstanding, the Company shall be subject to the “Alternative Payment Mechanism,” pursuant to which it will continuously use its commercially reasonable efforts to effect sales of shares of its common stock, including treasury shares, in an amount that will generate sufficient net proceeds to enable the Company to pay in full all Deferred Interest on the Securities of such series then Outstanding; provided that the Company shall not be obligated to make offers for or effect sales of its common stock during the occurrence and continuation of a Market Disruption Event or a Supervisory Event and will be permitted to pay Deferred Interest using cash from any source upon the occurrence of a Supervisory Event. The Company’s obligation to use commercially reasonable efforts to sell shares of its common stock to pay all Deferred Interest on the Securities shall resume at such time as no Market Disruption Event or Supervisory Event exists or is continuing.
     (b) As used in this Section 13.5, the term “commercially reasonable efforts” means commercially reasonable efforts on the part of the Company to complete the sale of shares of its common stock, including treasury shares, to third parties that are not subsidiaries of the Company. The Company will not be considered to have used its commercially reasonable efforts to effect a sale of stock if it determines not to pursue or complete such sale solely due to pricing considerations.
     (c) The Company is not permitted to sell shares of common stock in excess of a number of shares of common stock to be specified pursuant to Section 3.1 for each series of Securities (in each case, the “Share Cap Amount”), for the purpose of satisfying Section 13.5(a) or otherwise paying Deferred Interest on the Securities of the relevant series then Outstanding. If the issued and outstanding shares of common stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then each affected Share Cap Amount shall be correspondingly adjusted. The Company may, at its discretion, increase a Share Cap Amount (including through the increase of its authorized share capital, if necessary).
     (d) Following the earlier of (i) the Fifth Deferral Anniversary and (ii) the date of any payment of current interest during an Extended Interest Payment Period, the Company shall apply the net proceeds received by it from sales of shares of its common stock, including sales of treasury shares, to the payment of all amounts owing in respect of Deferred Interest, with net proceeds to be paid promptly after receipt until all amounts owing in respect of Deferred Interest have been paid in full. In the event that net proceeds received by the Company from one or more sales of shares of its common stock are not sufficient to satisfy the full amount of Deferred Interest, such net proceeds will be paid to the holders of the Securities on a pro rata basis; provided, that if the Company has outstanding at such time any debt securities ranking pari passu with the Securities under the terms of which the Company is obligated to sell shares of its common stock and apply the net proceeds to payment of deferred interest on such pari passu securities and the Company at such time is required to apply such proceeds to pay deferred interest on such pari passu securities, then on any date and for any period the amount of net proceeds received by the Company from such sales and available for payment of such deferred interest shall be applied to the Securities and such pari passu securities on a pro rata basis to each series of Securities and pari passu securities up to any Share Cap Amount, APM Maximum Obligation or other similar limit then applicable to that series. Notwithstanding the above, the Company shall not be obligated to sell common stock or to apply such net proceeds or any portion thereof to the payment of Deferred Interest during the occurrence and continuation of Market Disruption Event or a Supervisory Event.
     (e) Notwithstanding anything to the contrary in this Indenture, under no circumstances will the Company be obligated to sell shares of Qualified Warrants or to apply the proceeds of any such sale to pay Deferred Interest on the Securities.
     (f) Notwithstanding anything to the contrary in this Indenture, the Company will not be obligated to issue common stock prior to the Fifth Deferral Anniversary for the purpose of paying Deferred Interest on any series of Securities if the gross proceeds of any issuance of common stock and Qualified Warrants applied to pay Deferred Interest on the Securities of such series pursuant to this Section 13.5, together with the gross proceeds of all prior issuances of common stock and Qualified Warrants so applied since the commencement of the Extended Interest Payment Period, would exceed an amount equal to 2% of the product of (1) the average of the Current Stock Market Prices of the Company’s common stock on the 10 consecutive trading days ending on the fourth trading day immediately preceding (but not including) the date of issuance by the Company of common stock applied to pay Deferred Interest on the Securities pursuant to Section 13.5 and (2) the total number of issued and outstanding shares of the Company’s common stock as of the date of the Company’s then most recent publicly available consolidated financial statements (the “APM Maximum Obligation”). The APM Maximum Obligation applies separately to proceeds raised to pay Deferred Interest on each series of Securities and not to any proceeds raised to make payments on any other series of Securities or on other securities having similar terms. Once the Company reaches the APM Maximum Obligation for an Extended Interest Payment Period, the Company will not be obligated to issue more common stock or Qualified Warrants pursuant to this Section 13.5 prior to the Fifth Deferral Anniversary even if the Current Stock Market Price of the Company’s common stock or the number of outstanding shares of its common stock subsequently increase. The APM Maximum Obligation will cease to apply following the Fifth Deferral Anniversary, at which point the Company must repay any Deferred Interest, regardless of the time at which it was deferred, using proceeds from sales of the Company’s common stock, including treasury shares, subject to any Market Disruption Event, Supervisory Event, and the Share Cap Amount. If the APM Maximum Obligation has been reached during an Extended Interest Payment Period and the Company subsequently repays all Deferred Interest, the APM Maximum Obligation will cease to apply at the termination of such Extended Interest Payment Period and will not apply again unless and until the Company starts a new Extended Interest Payment Period.
Section 13.6. Notice of Market Disruption Event.
     Upon the earlier to occur of (i) the Fifth Deferral Anniversary or (ii) the payment of current interest during an Extended Interest Payment Period, if a Market Disruption Event has occurred and is continuing, the Company shall give, as promptly as possible after the Company becomes aware of such occurrence, a written notice to the Trustee, stating the date on which such Market Disruption Event has occurred, the nature thereof and what action it will take in connection therewith. The Trustee shall not be deemed to have knowledge of a Market Disruption Event unless and until it shall have received such written notice.
Section 13.7. Notice of Supervisory Event.
     Upon the earlier to occur of (i) the Fifth Deferral Anniversary or (ii) the payment of current interest during an Extended Interest Payment Period, if a Supervisory Event has occurred and is continuing, the Company shall promptly give a written notice to the Trustee stating that a Supervisory Event has commenced and the actions it will take in connection therewith. No later than five (5) Business Days following the date the Company becomes aware of the termination of a Supervisory Event, the Company shall give a written notice to the Trustee stating the date on which such Supervisory Event terminated.
Section 13.8. Notices to the Federal Reserve.
     The Company shall give written notice to the Federal Reserve:
     (a) No later than five (5) Business Days following commencement of an Extended Interest Payment Period; and
     (b) Upon the earlier to occur of (i) the Fifth Deferral Anniversary of such Extended Interest Payment Period or (ii) the payment of current interest during an Extended Interest Payment Period.
Section 13.9. Obligation to Notify Federal Reserve of Intent to Sell Stock.
     (a) At least 25 Business Days in advance of the relevant payment date (or such longer period as may be required by the Federal Reserve or by other supervisory action) the Company shall give written notice to the Federal Reserve of its intent both

(1) to sell shares of common stock or, at the Company’s sole discretion, Qualified Warrants and (2) to apply the net proceeds from such sale to pay Deferred Interest, and shall only take any such actions if the Federal Reserve does not disapprove of any such actions within ten (10) Business Days (or such longer period as may be required by Federal Reserve order or by other supervisory action) after the Company gives such notice to the Federal Reserve or has withdrawn any prior disapproval.
ARTICLE XIV
Subordination Of Securities
Section 14.1. Agreement to Subordinate.
     The Company covenants and agrees, and each Holder of Securities issued hereunder by such Holder’s acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article Fourteen; and each Holder of a Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.
     The payment by the Company of the principal of, premium, if any, and interest on all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred.
     No provision of this Article Fourteen shall prevent the occurrence of any Default hereunder.
Section 14.2. Default on Senior Indebtedness.
     In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, as the case may be, or in the event that the maturity of any Senior Indebtedness of the Company, as the case may be, has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption payments) of, or premium, if any, or interest on, the Securities or to acquire any of the Securities.
     In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment is segregated and held in trust) when such payment is prohibited by the preceding paragraph of this Section 14.2, before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness of the Company or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, ratably according to the aggregate amount remaining unpaid on account of the principal, premium, interest or any other payment due on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness of the Company, as the case may be, remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment prohibited by this Section 14.2, stating the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.
Section 14.3. Liquidation; Dissolution; Bankruptcy.
     Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal (and premium, if any) or interest on the Securities; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled to receive, except for the provisions of this Article Fourteen, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of Securities or to the Trustee.
     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment is segregated and held in trust) before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company, for application to the payment of all Senior Indebtedness of the Company, as the case may be, remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.
     For purposes of this Article Fourteen, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Fourteen with respect to the Securities to the payment of all Senior Indebtedness of the Company, as the case may be, that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article VIII shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 14.3 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article VIII.
Section 14.4. Subrogation.
     Subject to the payment in full of all Senior Indebtedness of the Company, the rights of the Holders of the Securities shall be subrogated to the rights of the holders of such indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article Fourteen, and no payment over pursuant to the provisions of this Article Fourteen to or for the benefit of the holders of such Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than Holders of Senior Indebtedness of the Company, and the holders of the Securities, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article Fourteen are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of such Senior Indebtedness on the other hand.

     Nothing contained in this Article Fourteen or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness of the Company, as the case may be, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article Fourteen of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.
     Upon any payment or distribution of assets of the Company referred to in this Article Fourteen, the Trustee, subject to the provisions of Section 6.1, and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fourteen.
Section 14.5. Trustee to Effectuate Subordination.
     Each Holder of Securities by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fourteen and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.
Section 14.6. Notice by the Company.
     The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Fourteen. Notwithstanding the provisions of this Article Fourteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Fourteen, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or their representative or representatives or from any trustee therefor; and

before the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 14.6 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within three Business Days prior to such date.
     The Trustee, subject to the provisions of Section 6.1, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company, as the case may be (or a trustee on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article Fourteen, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Fourteen, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
Section 14.7. Rights of the Trustee; Holders of Senior Indebtedness.
     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Fourteen in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.
     With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Fourteen, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article Fourteen or otherwise.

Section 14.8. Subordination May Not Be Impaired.
     No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, as the case may be, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company, as the case may be, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.
     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Fourteen or the obligations hereunder of the Holders of the Securities to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company, as the case may be, and any other Person.
Section 14.9. Trustee’s Compensation Not Prejudiced. Nothing in this Article Fourteen shall apply to amounts due to the Trustee pursuant to Section 6.7 of this Indenture.
Section 14.10. Disclaimer of Right to Enforce Covenants.
     Except as specifically provided for in this Article 14, no holder of Senior Indebtedness shall have any right to enforce any of the covenants in this Indenture, including but not limited to those contained in Sections 5.11, 13.3, 13.4 and 13.5.
Section 14.11. Reliance of Judicial Order or Certificate of Liquidating Agent.
     Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.1, and the Holders of the Securities shall be entitled to rely upon any order decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.
Section 14.12. Article Applicable to Paying Agent.
     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 14.7 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.
ARTICLE XV
Acknowledgement of Rights
Section 15.1. Acknowledgement of Rights.
     Notwithstanding the foregoing, if a Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), the Company acknowledges that a holder of Trust Securities issued by the PNC Trust which is, or the Institutional Trustee of which is, the Holder of such Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Securities having a principal amount equal to the aggregate liquidation amount of the Trust Securities of such holder (a “Direct Action”) on or after the respective due date of such holder specified in the applicable series of Securities. Notwithstanding any payments made to such holder of Trust Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the series of Securities held by a PNC Trust or the Institutional Trustee of a PNC Trust, and the Company shall be subrogated to the rights of the holder of such Trust Securities to the extent of any payments made by the Company to such holder in any Direct Action.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

THE PNC FINANCIAL SERVICES GROUP, INC.
By:
Name:
Title:

THE BANK OF NEW YORK, As Trustee
By:
Name:
Title: